SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.    )


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                                             RULE 14A-6(E)(2))

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[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       Wellsford Real Properties, Inc.
-----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


-----------------------------------------------------------------------------
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

                         WELLSFORD REAL PROPERTIES, INC.
                         535 Madison Avenue, 26th Floor
                               New York, NY 10022

                                 April 21, 2003

Dear Stockholder:

     You are cordially invited to attend the 2003 Annual Meeting of stockholders which will be held on June 9, 2003, at 9:30 a.m. at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, 31st floor, New York, NY 10104.

     Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of stockholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, WE HOPE THAT YOU WILL COMPLETE AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                                   Sincerely,




                                  /s/ Jeffrey H. Lynford
                                  --------------------------
                                  Jeffrey H. Lynford
                                  Chairman of the Board,
                                  President and Chief Executive Officer

                         WELLSFORD REAL PROPERTIES, INC.

                              ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held June 9, 2003
                              ---------------------


     The Annual Meeting of stockholders of Wellsford Real Properties, Inc., a Maryland Corporation (the "Company"), will be held at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, 31st floor, New York, NY 10104 on June 9, 2003 at 9:30 a.m. local time, for the following purposes:

     1. To elect two directors to terms expiring at the 2006 annual meeting of stockholders.

     2. To ratify the appointment of Ernst & Young LLP as the Company's independent public auditors for the fiscal year ending December 31, 2003.

     3. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

     The Board of Directors has fixed April 17, 2003 as the record date for determining the stockholders entitled to receive notice of and to vote at the meeting.

     STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.


                                           BY ORDER OF THE BOARD OF DIRECTORS


                                           /s/ James J. Burns
                                           ---------------------
                                           James J. Burns
                                           Secretary


April 21, 2003
New York, New York

                         WELLSFORD REAL PROPERTIES, INC.
                         535 Madison Avenue, 26th Floor
                               New York, NY 10022
                              --------------------

                                 PROXY STATEMENT
                              --------------------

                                  June 9, 2003
                         Annual Meeting of Stockholders

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Wellsford Real Properties, Inc., a Maryland corporation (the "Company"), of proxies from the holders (the "Stockholders") of the Company's issued and outstanding shares of common stock, par value $.02 per share (the "Common Shares") and issued and outstanding shares of class A-1 common stock, par value $.02 per share (the "Class A-1 Common Shares"), to be exercised at the Annual Meeting of Stockholders to be held on June 9, 2003, at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, 31st floor, New York, NY 10104, at 9:30 a.m. local time, and at any adjournment(s) or postponement(s) of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     This Proxy Statement and enclosed Proxy Card are being mailed to the Stockholders on or about April 25, 2003.

     At the Annual Meeting, the Stockholders will be asked to consider and vote upon the following proposals (the "Proposals"):

     1. The election of two directors to terms expiring at the 2006 annual meeting of Stockholders.

     2. The ratification of the appointment of Ernst & Young LLP as the Company's independent public auditors for the fiscal year ending December 31, 2003.

     3. Such other business as may properly come before the Annual Meeting.

     Only the holders of record of the Common Shares and Class A-1 Common Shares at the close of business on April 17, 2003 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Each Common Share and Class A-1 Common Share is entitled to one vote on all matters. As of the Record Date, an aggregate of 6,283,827 Common Shares and 169,903 Class A-1 Common Shares were outstanding.

     A majority of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. A plurality of all the votes cast at the Annual Meeting is sufficient to elect a director (Proposal 1). The affirmative vote of Stockholders owning a majority of the shares voting is required to ratify the appointment of Ernst & Young LLP as the Company's independent public auditors (Proposal 2). Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on Proposals 1 and 2 (collectively, the "Proposals").

     Each of the directors and executive officers of the Company has informed the Company that he will vote all of his respective Common Shares in favor of all of the Proposals.

     The Common Shares and Class A-1 Common Shares represented by all properly executed proxies will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of all of the Proposals. As to any other business which may properly come before the Annual Meeting, all properly executed Proxy Cards will be voted by the persons named therein. The Company does not presently know of any other business which may come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or a Proxy Card bearing a later date or (b) by electing to vote in person at the Annual Meeting.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The directors are divided into three classes, consisting of (i) three members whose terms expire at the Annual Meeting, (ii) two members whose terms expire at the 2004 annual meeting of Stockholders and (iii) three members whose terms expire at the 2005 annual meeting of Stockholders. At the Annual Meeting, two directors will be elected to hold office until the 2006 annual meeting of Stockholders and until their successors are elected and qualify. Meyer "Sandy" Frucher, who is presently a director of the Company, is a nominee for election as a director for such term. Martin Bernstein and Richard S. Frary are not going to stand for re-election as directors. Bonnie R. Cohen has been nominated for election as director to fill one of the vacancies. The terms of Edward Lowenthal and Rodney F. Du Bois expire in 2004, however, Mr. Du Bois is retiring from his position as director effective at the Annual Meeting. It is the intention of the Board of Directors to fill at least one of the remaining vacated directorships in accordance with the By-laws of the Company. The terms of Douglas Crocker II, Mark S. Germain and Jeffrey H. Lynford expire in 2005.

     For information regarding the beneficial ownership of Common Shares and Class A-1 Common Shares by the current directors of the Company, see "Security Ownership of Certain Beneficial Owners and Management."

     EXCEPT WHERE OTHERWISE INSTRUCTED, PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THE ELECTION OF EACH OF THE BOARD'S NOMINEES LISTED BELOW. Each such nominee has consented to be named in this Proxy Statement and to continue to serve as a director if elected.

NOMINEES FOR ELECTION AS DIRECTORS

     The following individuals have been nominated by the Board for election as directors at the Annual Meeting based upon the review and recommendation of the Nominating Committee:

     Bonnie R. Cohen, age 60, has been a principal of B R Cohen and Associates, --------------- a consulting firm, since January 2002. From 1998 to 2002,
Ms. Cohen served as Under Secretary for Management of the U.S. Department of State where she was responsible for the day-to-day operations of the State Department including all embassies, personnel, finance, budget, information systems and consultant affairs. Prior to assuming the position at the State Department, Ms. Cohen was Assistant Secretary for Policy, Management and Budget at the U.S. Department of the Interior. Ms. Cohen is also a director of Cohen and Steers Investment Company, a manager of six real estate mutual funds, the Washington Film Festival, CARE, Friends of Art and Preservation in Embassies. Ms. Cohen received a Masters in Business Administration from Harvard Business School.

     Meyer "Sandy" Frucher, age 56, has been a director of the Company since --------------------- June 2000. Mr. Frucher has served as Chairman and
Chief Executive Officer of the Philadelphia Stock Exchange since June 1998 after serving on its Board of Governors since September 1997. From 1988 to 1997, Mr. Frucher was Executive Vice President-Development of Olympia & York Companies (U.S.A.) and coordinated and oversaw all of Olympia & York's development projects in the United States. From 1988 to 1999 Mr. Frucher was Trustee and then Chairman of the New York City School Construction Authority. From 1984 to 1988 he was President and Chief Executive Officer of Battery Park City Authority.

                              --------------------

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE FOR
                                        ---
                                   DIRECTOR.
                              --------------------

OTHER DIRECTORS

     Information concerning the other directors whose terms of office continue after the Annual Meeting is set forth below:

     Douglas Crocker II, age 62, has been a director of the Company since May ------------------ 1997. Mr. Crocker has been Vice-Chairman and a trustee of Equity Residential Property Trust ("EQR"), a real estate investment trust ("REIT") that owns and operates residential properties and is the general partner of ERP Operating Limited Partnership, since January 1, 2003. From March 1993 until December 31, 2002, Mr. Crocker was the Chief Executive Officer and a trustee of EQR. He is a director of Ventas, Inc., a real estate company focusing on the ownership and acquisition of health care properties and was a director of Horizon Group Incorporated, an owner, developer and operator of outlet retail properties from July 1996 to June 1998. Mr. Crocker has been President and Chief Executive Officer of First Capital Financial Corporation, a sponsor of public limited real estate partnerships ("First Capital"), since December 1992 and a director of First Capital since January 1993. He was an executive vice president of Equity Financial and Management Company, a subsidiary of Equity Group Investments, Inc., an owner, manager and financier of real estate and corporations ("EGI"), providing strategic direction and services for EGI's real estate and corporate activities from November 1992 until March 1997.

     Mark S. Germain, age 52, has been a director of the Company since May 1997. --------------- Mr. Germain served as a trustee of Wellsford Residential
Property Trust (the "Trust") from November 1992 until consummation of its merger with EQR in May 1997 (the "Merger"). For the past five years he has been employed by Olmsted Group L.L.C., which is a consultant to biotechnology and other high technology companies. Mr. Germain also serves as a board member of several privately-held biotechnology companies. He is also a member of the New York bar.

     Edward Lowenthal, age 58, has been a director of the Company since its ---------------- formation in January 1997. Mr. Lowenthal served as the
President and Chief Executive Officer from the Company's formation until his retirement on March 31, 2002, from which time he has been serving as a consultant to the Company. Mr. Lowenthal served as the President and Chief Executive Officer and as a trustee of the Trust from its formation in July 1992 until consummation of the Merger. Mr. Lowenthal is Managing Member of Ackerman Management LLC, a real estate advisory and investment firm. Mr. Lowenthal currently serves as a director of Reis, Inc. ("Reis"), Omega Healthcare, Inc., a healthcare REIT and as a trustee of the Manhattan School of Music. Mr. Lowenthal also serves as a trustee of EQR. He will not stand for re-election as a trustee of EQR when his term expires in May 2003.

     Jeffrey H. Lynford, age 55, has been the Chairman of the Board and a ------------------ director of the Company since its formation in January
1997. Mr. Lynford was also elected to the offices of President and Chief Executive Officer effective April 1, 2002. Mr. Lynford also served as Chief Financial Officer ("CFO") of the Company from June 2000 until December 2000 and was the Company's Secretary from January 1997 to March 2002. Mr. Lynford served as the Chairman of the Board and Secretary of the Trust from its formation in July 1992 until consummation of the Merger. Mr. Lynford was the CFO of the Trust from July 1992 until December 1994. Mr. Lynford currently serves as a trustee of Polytechnic University, Caramoor Center for Music and the Arts and is a trustee emeritus of the National Trust for Historic Preservation. Mr. Lynford also serves as a trustee of EQR. He will not stand for re-election as a trustee of EQR when his term expires in May 2003.

BOARD OF DIRECTORS' MEETINGS

     The Board held four meetings during 2002. Every director attended at least 75% of the Board meetings held in 2002. Management also confers frequently with the members of the Board on an informal basis to discuss Company affairs.

BOARD COMMITTEES

     The Board has established an Executive Committee, a Compensation Committee, an Audit Committee and a Nominating Committee.

     Executive Committee. During 2002, the Executive Committee consisted of ------------------- Messrs. Lynford, Lowenthal and Crocker. The Executive
Committee has the authority to acquire, dispose of and finance investments for the Company and execute contracts and agreements, including those related to the borrowing of money by the Company, and generally to exercise all other powers of the directors except for those which require action by all directors or the independent directors under the charter or bylaws of the Company or under applicable law. The Executive Committee did not have any formal meetings during 2002, however, the members meet from time to time on an informal basis.

     Compensation Committee. During 2002, the Compensation Committee consisted ---------------------- of Messrs. Bernstein, Crocker, Frary, Frucher and
Germain, none of whom are employees of the Company. The Compensation Committee reviews the Company's compensation and employee benefit plans, programs and policies, approves employment agreements and monitors the performance and compensation of the Executive Officers and other employees. The Compensation Committee held one formal meeting during 2002 and met from time to time on an informal basis as well during 2002. On March 10, 2003, the Board of Directors approved the Compensation Committee charter.

     Audit Committee. The Audit Committee acts pursuant to the Audit Committee --------------- Charter. The Audit Committee Charter was adopted by the
Board on April 20, 2000, as amended on March 10, 2003 and attached hereto as Appendix A. During 2002, the Audit Committee consisted of Messrs. Bernstein, Frary, Frucher and Germain, all of whom are considered independent by The American Stock Exchange standards, and engaged the independent public auditors, reviewed with the independent public auditors the plans for and results of the audit engagement, approved the professional (including non-audit) services provided by the independent public auditors, reviewed the independence of the independent public auditors, considered the range of audit and non-audit fees, discussed the adequacy of the Company's internal accounting controls with management and the independent public auditors, reviewed related party transactions and reviewed the Company's quarterly financial statements and disclosures in the Form 10-Qs and year-end financial statements and disclosures in the Form 10-K prior to each being filed with the Securities and Exchange Commission. The Audit Committee held five meetings during 2002.

     Nominating Committee. The Nominating Committee generally consists of those -------------------- members of the Board whose terms as directors of the
Company will not expire at the Annual Meeting and all of whom are not employees of the Company. Accordingly, the Nominating Committee for the 2003 Annual Meeting consisted of Messrs. Bernstein, Frucher and Germain, none of whom are nominated for re-election as a director at the 2003 Annual Meeting except for Mr. Frucher, who recused himself from the meeting with respect to his nomination for re-election as a director at the 2003 Annual Meeting. The Nominating Committee reviews and makes recommendations to the Board as to the nominees for election as directors of the Company including recommendations concerning the qualifications and desirability of any Stockholder nominees. The Nominating Committee held one meeting during 2003. On January 31, 2003, the Board of Directors approved the Nominating Committee Charter.

     Governance. The Board as a whole believes it is important for the Company ---------- not only to comply with all current regulatory and legislative requirements, but also to adopt and abide by high standards in its governance structure and activities. The Board ensures compliance with the recently enacted Sarbanes-Oxley Act of 2002 as well as the various proposals announced by The American Stock Exchange. Consistent with these proposals, the Board has adopted a Code of Conduct and Corporate Governance Charter, both of which are publicly available at the Company's website (www.wellsford.com). On March 10, 2003, the Board of Directors approved the Governance Committee Charter and intends to appoint members to this committee at the May 2003 Board of Directors meeting.

COMPENSATION OF DIRECTORS

     The Company pays each of its non-employee directors of the Company (i) an annual fee of $16,000, payable quarterly in Common Shares, and (ii) a fee of $2,250 payable in cash for each Board meeting at which such director is present in person or by telephone. Each non-employee director also receives options to purchase 2,500 Common Shares annually. Members of the Audit Committee also currently receive annual compensation of $5,000 payable in cash, except for Mr. Germain, who receives annual compensation of $10,000 payable in cash, for his role as chairman of the Audit Committee. Directors who are full time employees of the Company and Mr. Lowenthal are not paid any directors' fees. In addition, the Company reimburses the directors for travel expenses incurred in connection with their activities on behalf of the Company.


                                   PROPOSAL 2

           RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS

     The Audit Committee has appointed the firm of Ernst & Young LLP, the Company's independent public accountants for the fiscal year ended December 31, 2003, to audit the financial statements of the Company for the fiscal year ending December 31, 2003. A proposal to ratify this appointment is being presented to the Stockholders at the Annual Meeting. A representative of Ernst & Young LLP is expected to be present at the meeting and available to respond to appropriate questions and, although that firm has indicated that no statement will be made, an opportunity for a statement will be provided.

     During the fiscal year ended December 31, 2002, Ernst & Young LLP provided various audit and non-audit services to the Company. Set forth below are the aggregate fees billed for these services:

     a) Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2002 and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q were $177,000.

     b) Audit Related Fees: No fees were billed for other audit related services to the Company for the year ended December 31, 2002.

     c) Financial Information Systems Design and Implementation Fees: The Company did not (and does not expect to) engage Ernst & Young LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the year ended December 31, 2002.

     d) All Other Fees: The aggregate fees billed by Ernst & Young LLP for services rendered to the Company (other than the services described above under "Audit Fees," "Audit Related Fees" and "Financial Information Systems Design and Implementation Fees"), consisting principally of tax return preparation, other tax compliance and tax consulting services was $114,000 for the year ended December 31, 2002.

     The Audit Committee has determined that the provision of services covered in (d) above are compatible with maintaining the independence of Ernst &
Young LLP.

                              --------------------

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSED RATIFICATION OF
                                        ---
APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

                              --------------------

EXECUTIVE OFFICERS

     Each Executive Officer of the Company holds office at the pleasure of the Board. The Executive Officers of the Company are as set forth below:

     Jeffrey H. Lynford, Chairman of the Board, President and Chief Executive ------------------ Officer. Biographical information regarding Mr. Lynford is set forth above under "Other Directors."

     James J. Burns, age 63, has been CFO of the Company since December 2000 and -------------- a Senior Vice President of the Company since October 1999.
He was appointed Secretary of the Company in April 2002. Mr. Burns served as Chief Accounting Officer of the Company from October 1999 until December 2000. Mr. Burns was previously a Senior Audit Partner with Ernst & Young's E&Y Kenneth Leventhal Real Estate Group where he was employed for 25 years, including 23 years as a partner. Mr. Burns is a director of One Liberty Properties, Inc., and of Cedar Income Fund, Ltd., both of which are REITs. Mr. Burns is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

     William H. Darrow II, age 55, has been a Managing Director of the Company -------------------- since August 1997 and a Vice President since January
2003. From 1993 to 1997, Mr. Darrow was a founder and partner of Mansfield Partners, Inc., a real estate investment, management and consulting firm. From 1989 until 1993, Mr. Darrow was Senior Vice President and Manager of the US Real Estate Group of Banque Indosuez, a French merchant bank. From 1987 until 1989, he was President of CRI Institutional Real Estate. From 1984 to 1987, Mr. Darrow was a managing director in the corporate finance group of Prudential-Bache Securities. From 1983 to 1984, he was President of Dade Savings and Loan Association. Prior to joining Dade Savings, Mr. Darrow was a Senior Vice President with Chemical Bank, which he joined in 1969.

     David M. Strong, age 45, has been Vice President - Development of the --------------- Company since its formation in January 1997. Mr. Strong served as a Vice President of the Trust from July 1995 until consummation of the Merger in May 1997. From July 1994 until July 1995 he was Acquisitions and Development Associate of the Trust. From 1991 to 1994, Mr. Strong was President and owner of LPI Management, Inc., a commercial real estate company providing management and consulting services. From 1984 to 1991, he was a senior executive with the London Pacific Investment Group, a real estate development, investment and management firm active in Southern California and Western Canada. From 1979 through 1984, Mr. Strong worked for Arthur Young and Company (currently known as Ernst & Young), a public accounting firm where he attained the level of manager. Mr. Strong is a member of the Canadian Institute of Chartered Accountants.

     Mark P. Cantaluppi, age 32, has been Vice President, Chief Accounting ------------------ Officer and Director of Investor Relations since
December 2000. He joined the Company in November 1999 as a Vice President, Controller and Director of Investor Relations. From January 1998 to November 1999 he was the Assistant Controller of Vornado Realty Trust, a diversified REIT which primarily owns and operates office buildings, retail centers and cold storage facilities. Mr. Cantaluppi worked for Ernst & Young, a public accounting firm, from 1993 to 1998 where he attained the level of manager. Mr. Cantaluppi is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the compensation of the Chief Executive Officer and each of the other Executive Officers of the Company whose cash compensation from the Company exceeded $100,000 for the year ended December 31, 2002.

                                                      SUMMARY COMPENSATION TABLE


                                    Annual Compensation                        Long-Term Compensation
                           --------------------------------------------   ----------------------------------------
                                                                            Long-Term Compensation        Payouts
                                                                          ---------------------------     --------
                                                              Other        Restricted     Securities
       Name and                                               Annual          Stock       Underlying       LTIP      All Other
       Principal                   Salary        Bonus     Compensation     Award(s)      Options/SARs     Payouts  Compensation
       Position            Year      (A)          (B)          (C)            (D)             (E)          (D)(F)        (G)
-----------------------    ----   ---------      -----     ------------  ------------    ------------     --------  ------------
Jeffrey H. Lynford
   Chairman of the
   Board, Chief Executive
   Officer and
   President.............  2002   $318,799      $325,000    $36,199(H)    $     --          22,585        $     --    $21,968
                           2001   $309,514      $325,000         --       $1,356,000        71,087        $581,508    $21,968
                           2000   $300,499      $325,000         --       $     --              --        $     --    $21,968


Edward Lowenthal
   Former President
   and Chief Executive
    Officer(I)...........  2002   $ 79,700      $ 81,250         --       $     --               --       $   --      $23,015
                           2001   $309,514      $325,000         --       $     --               --       $   --      $23,015
                           2000   $300,499      $325,000         --       $     --               --       $   --      $23,015

James J. Burns
   Senior Vice President -
  Chief Financial
   Officer and
   Secretary.............  2002   $216,300      $175,000         --       $     --               --       $   --      $ 2,500
                           2001   $210,000      $175,000         --       $     --               --       $   --      $ 2,500
                           2000   $200,000      $150,000         --       $  250,000             --       $   --      $ 2,500

William H. Darrow II
  Vice President -
  Managing Director......  2002   $206,000      $175,000         --       $     --               --       $ 50,000    $ 2,500
                           2001   $200,000      $175,000         --       $     --               --       $   --      $ 2,500
                           2000   $175,000      $175,000         --       $  200,000             --       $   --      $ 2,500

David M. Strong
   Vice President -
   Development ..........  2002   $185,658      $150,000          --      $     --               --       $    --     $ 2,500
                           2001   $180,250      $100,000          --      $     --               --       $    --     $ 2,500
                           2000   $175,000      $100,000          --      $  50,000              --       $    --     $ 2,500
Mark P. Cantaluppi
   Vice President-
    Chief Accounting ....
    Officer .............  2002   $160,000      $110,000          --      $     --               --       $   --      $ 2,500
                           2001   $150,000      $100,000          --      $     --               --       $   --      $ 2,500
                           2000   $125,000      $ 62,500          --      $ 133,000              --       $   --      $ 2,500
------------------------


(A) Amounts shown are actual payments by the Company.
(B) Bonus amount includes each Executive Officer's minimum bonus pursuant to their employment agreement, plus any discretionary incentive bonus as described herein.
(C) No named Executive Officer received perquisites or other personal benefits aggregating more than the lesser of 10% of his total annual salary and bonus or $50,000.

(Footnotes continued from previous page)

(D) The following restricted share grants to Executive Officers during 2000 and 2001 were contributed to the Company's deferred compensation plan and, therefore, the respective Executive Officers do not have voting power with respect to such Common Shares until such Common Shares vest and are distributed from the deferred compensation accounts.
          o Mr. Strong received a grant of 3,148 restricted Common Shares in December 1999 (the "1999 Restricted Share Grant"). One third of the Strong 1999 Restricted Share Grant vests on each anniversary date of the grant over a three-year period. Based upon the closing market price on the date immediately preceding the date of grant of $15.88 per Common Share, the 1999 Restricted Share Grant had an aggregate market value of $50,000. The aggregate market value of this grant, based on the closing price of the Company's Common Shares on Decemeber 31, 2002 ($15.76 per share), was $49,612.
          o Messrs. Burns, Cantaluppi, Darrow and Strong received grants of 15,936, 8,478, 12,749 and 3,187 restricted Common Shares, respectively, in December 2000 (the "2000 Restricted Share Grants"). One third of the 2000 Restricted Share Grants vest on each anniversary date of the grant over a three-year period. Based upon the market price on the date immediately preceding the date of grant of $15.6875 per Common Share, the 2000 Restricted Share Grants had an aggregate market value of $633,000. The aggregate market value of such grants, based on the closing price of the Company's Common Shares on December 31, 2002 ($15.76 per share) was $635,916.
          o Mr. Lynford received a grant of 71,087 restricted Common Shares on December 31, 2001 pursuant to the terms of his amended employment agreement dated December 7, 2001 (the "Lynford Restricted Share Grant"). One third of the Lynford Restricted Share Grant vested on December 31, 2001, the next third vested on July 1, 2002 and the final third vested on January 1, 2003. Based upon the closing market price on the date immediately preceding the date of grant of $19.075 per Common Share, the Lynford Restricted Share Grant had an aggregate market value of $1,356,000. The aggregate market value of this grant, based on the closing price of the Company's Common Shares on December 31, 2002 ($15.76 per share) was $1,120,331.
(E) See "Management Incentive Plans" regarding certain other options issued by the Company. Pursuant to Mr. Lynford's amended employment agreement, options to purchase 290,000 Common Shares were cancelled in 2001.
(F) "LTIP Payouts" refers to long-term incentive plan payouts. In the case of Mr. Lynford, such amount represents the release of cash from prior years compensation deferrals transferred from the Trust at the Company's inception. In the case of Mr. Darrow, such amounts represent the release of certain vested shares from the 2000 Restricted Share Grants.
 (G) The amounts set forth include annual premiums of $20,515 and $19,468 made by the Company related to split dollar life insurance plans for the benefit of Messrs. Lowenthal and Lynford, respectively, in 2002, 2001 and 2000. The amounts set forth also include contributions to the Company's defined contribution savings plan pursuant to Section 401 of the Internal Revenue Code of 1986, as amended. Contributions of $2,500 were made by the Company on behalf of Messrs. Lynford,Lowenthal, Burns, Darrow, Strong and Cantaluppi for 2002, 2001 and 2000.
 (H) The other annual compensation of $36,199 relates to an additional payment for Mr. Lynford to make premium payments under a split dollar life insurance program as provided for in Mr. Lynford's employment contract for fiscal year 2003 premiums.
(I) Pursuant to Mr. Lowenthal's employment separation agreement ("Separation Agreement") (a) the Company paid his existing salary and a minimum bonus of $325,000 for the year ended December 31, 2001 and his pro rata salary and bonus for the three months ended March 31, 2002 (termination as President);
    (b) the Company made a severance payment to him on March 31, 2002 of $1,650,000, (c) the Company repurchased one-half of his stock options during February 2002 (284,551 stock options) at $2.3827 per option, or an aggregate of $678,000 and (d) the Company agreed to repurchase, at Mr. Lowenthal's option, his remaining 284,551 stock options on or after January 2, 2003, for the same amount as the initial stock option repurchase. Such amount was paid by March 31, 2003. For the consulting services performed by Mr. Lowenthal after his retirement pursuant to the Separation Agreement, he will receive payments at the rate of $100,000 per annum, plus a continuation of health and other benefits through December 31, 2004. The severance payment, stock option buyout amounts and payments for the consulting services are not reflected in the above table.
(J) Mr. Darrow received a loan of $75,000 upon joining the Company in August 1997. Payments of his annual bonus amount in 2002, 2001 and 2000 were reduced by $12,500, $12,500 and $25,000, respectively as principal payments on the loan. Upon payment of the 2002 bonus in January 2003, the $12,500 loan balance was repaid in full.

          The following table sets forth certain information concerning the value of unexercised options as of December 31, 2002 held by the Executive Officers named in the Summary Compensation Table above.

                                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                       AND FISCAL YEAR-END OPTION/SAR VALUES

                                                               Number of Securities
                                                              Underlying Unexercised             Value of in-the-Money
                                                                  Options/SARs at                   Options/SARs at
                            Shares                               Fiscal Year End(A)               Fiscal Year End(B)
                          Acquired on         Valie         ------------------------------  ----------------------------
         Name              Exercise         Realized          Exercisable    Unexercisable   Exercisable   Unexercisable
-----------------------   ---------        ---------        --------------   -------------  -------------  -------------


Jeffrey H. Lynford..            22,585      $  126,614        256,517              --        $     --      $       --
Edward Lowenthal....                --      $      --             --               --        $     --      $       --
James J. Burns......                --      $      --          15,000           10,000       $     --      $       --
William H. Darrow II                --      $      --           5,000              --        $     --      $       --
David M. Strong.....                --      $      --          71,562            4,000       $  11,357     $       --
Mark P. Cantaluppi..                --      $      --           3,000            2,000       $     --      $       --

------------------------

(A) The right to receive reload options was given in connection with certain options. The reload options enable the Executive Officer to purchase a number of Common Shares equal to the number of Common Shares delivered by him to exercise the underlying option. The effective date of the grant of the reload options ("Effective Date") will be the date the underlying option is exercised by delivering Common Shares to the Company. The reload options have the same expiration date as the underlying options and will have an exercise price equal to the fair market value of the Common Shares on the Effective Date.
(B) The fair market value on December 31, 2002 of the Common Shares underlying the options was $15.76 per Common Share.

EMPLOYMENT AGREEMENTS

     The Amended and Restated Employment Agreement entered into between the Company and Mr. Lynford (the "Restated Agreement") provides, among other things, for the maintenance of his current base salary of $318,000 per year and an annual minimum bonus of $325,000 throughout the term of the Restated Agreement which expires on December 31, 2004. In addition, Mr. Lynford will be entitled to receive a severance payment of $1,929,000 in the event (a) he terminates his employment by reason of a change in control of the Company (as defined in the Restated Agreement), (b) the Company terminates his employment other than for proper cause (as defined in the Restated Agreement) or (c) his employment is terminated by reason of his death or disability. The provisions in the prior employment agreement providing for the reimbursement to Mr. Lynford of excise and certain income taxes with respect to the severance payments have been eliminated. The Company issued an aggregate of $1,356,000 restricted
Common Shares (which equates to 71,087 shares at $19.075 per share) on December 31, 2001, one third of which vested on each of December 31, 2001, June 30, 2002 and January 1, 2003. Mr. Lynford also agreed to the cancellation of 290,000 of the 569,102 options to acquire the Company's Common Shares then held by him. The 290,000 options had a Black-Scholes valuation of approximately $1,400,000 at the date of cancellation.

     The Company had entered into an employment agreement with Mr. Lowenthal, pursuant to which he served as the Company's President and Chief Executive Officer through March 31, 2002, at which time he retired. In connection with his retirement, Mr. Lowenthal and the Company entered into a Separation Agreement pursuant to which, among other benefits, (a) the Company paid his existing salary and a minimum bonus of $325,000 for the year ended December 31, 2001 and his pro rata salary and bonus for the three months ended March 31, 2002; (b) the Company made a severance payment to him on March 31, 2002 of $1,650,000, (c) the Company repurchased one-half of his stock options during February 2002 (284,551 stock options) at $2.3827 per option, or an aggregate of $678,000 and (d) the Company agreed to repurchase, at Mr. Lowenthal's option, his remaining 284,551 stock options on or after January 2, 2003, for the same amount as the initial stock option repurchase. By March 31, 2003, Mr. Lowenthal's remaining option payment was made. The 569,102 options had an average remaining term of six years and a Black-Scholes valuation of approximately $3,300,000 as calculated in December 2001. For the consulting services to be performed by Mr. Lowenthal after his retirement pursuant to the Separation Agreement, he will receive payments at the rate of $100,000 per annum, plus a continuation of health and other benefits through December 31, 2004. In connection with these arrangements and other personnel changes, the Company recorded a non-recurring charge of approximately $3,527,000 in the fourth quarter of 2001.

     The Company has also entered into employment agreements with Messrs. Cantaluppi and Darrow (which will expire on June 30, 2003) Mr. Burns (which expires on December 31, 2003) and Mr. Strong (which will expire on December 31,
2004).

     Pursuant to the employment agreements, each of the Executive Officers is generally entitled to a minimum bonus and is also entitled to consideration for incentive compensation to be approved by the Compensation Committee. Mr. Strong is also entitled to a special bonus based upon the performance level above a defined threshold, if any, from the Company's Denver, Colorado project, upon sale of 90% or more of such project, or January 1, 2005, if not sold by that date ("Special Bonus").

     If Mr. Cantaluppi's employment is terminated following a "change in control" of the Company (as defined in his agreement) and provided he has not been offered "comparable employment" (as defined in his agreement) within 60 days after the event resulting in the change in control of the Company, Mr. Cantaluppi shall be entitled to receive a lump sum payment equal to the sum of
(i) twice the amount of his annual salary for the calendar year in which the event occurs and (ii) a pro rata portion of any minimum bonus payable to him with respect to the calendar year in which the termination occurs, in lieu of any salary, bonus or other compensation to which he would otherwise be entitled.

     If Mr. Darrow's employment is terminated following a "change in control" of the Company (as defined in his agreement) and provided he has not been offered "comparable employment" (as defined in his agreement) within 60 days after the event resulting in the change in control of the Company, Mr. Darrow shall be entitled to receive a lump sum payment equal to the sum of twice the amount of his annual salary for the calendar year in which the event occurs, in lieu of any salary, bonus or other compensation to which he would otherwise be entitled.

     If Mr. Burns' employment is terminated following a "change in control" of the Company (as defined in his agreement) and provided he has not been offered "comparable employment" (as defined in his agreement) within 60 days after the event resulting in the change in control of the Company, Mr. Burns shall be entitled to receive a lump sum payment equal to the sum of (i) twice the amount of his annual salary for the calendar year in which the event occurs and (ii) a pro rata portion of a bonus equal to 50% of his annual salary for the calendar year in which the event occurs.

     If Mr. Strong's employment agreement is terminated following a "change in control" of the Company (as defined in the agreement) by (a) the Company, other than for "Cause" (as defined in his agreement) or (b) Mr. Strong for "Good Reason" then Mr. Strong shall be entitled to receive a lump sum payment equal to the greater of (i) the amount of compensation that he would have been entitled to had the agreement not been so terminated and (ii) twice his average annual compensation of every type and form includible in gross income received during the three year period preceding the calendar year in which employment is terminated. If there is a change in control and Mr. Strong's employment is terminated, he would also be entitled to receive the Special Bonus based upon the performance level above a defined threshold as referred to above.

MANAGEMENT INCENTIVE PLANS

     The Company has a 1997 Management Incentive Plan and a 1998 Management Incentive Plan (collectively, the "Management Incentive Plans") and a Rollover Stock Option Plan (the "Rollover Plan"; together with the Management Incentive Plans, the "Plans") for the purpose of aligning the interests of the Company's directors, Executive Officers and employees with those of the Stockholders and to enable the Company to attract, compensate and retain directors, Executive Officers and employees and provide them with appropriate incentives and rewards for their performance. The existence of the Management Incentive Plans should enable the Company to compete more effectively for the services of such individuals. The Rollover Plan was established for the purpose of granting options and corresponding rights to purchase Common Shares in replacement of former Trust share options. Each Plan provides for administration by a committee of two or more non-employee directors established for such purpose.

     Awards to directors, Executive Officers and other employees under the Plans may take the form of stock options, including corresponding stock appreciation rights and reload options. Under the Management Incentive Plans, the Company may also provide restricted stock awards and stock purchase awards.

     The following table details information for each of the Company's compensation plans at December 31, 2002:

                                                                                             Number of Securities
                                                                                             Remaining Available
                                                                                             for Future Issuance
                                                                                                  Under Equity
                                          Number of Securities      Weighted Average           Compensation Plans
                                            to be Issued upon       Exercise Price of       (Excluding Securities
                                          Exercise of Options       Outstanding Options      Reflected in Column (a))
                                          -------------------       -------------------     -------------------------
                                                   (a)                    (b)                        (c)

Equity  compensation  plans  approved by
Stockholders:
   Rollover Stock Option Plan....................       372,874          $  20.46                        277,654
   1997 Management Incentive Plan................       208,687          $  21.37                        633,965
   1998 Management Incentive Plan................       190,625          $  17.96                        471,074
                                                        -------                                        ---------
                                                        772,186          $  20.90                      1,382,693
Equity compensation plans not approved
    by Stockholders..............................                        $     --                             --
                                                        -------                                        ---------
Total............................................       772,186          $  20.90                      1,382,693
                                                        =======                                        =========


     Options to acquire 1,382,063 Common Shares have been granted under the Management Incentive Plans to directors, Executive Officers and employees of the Company. Options to purchase an aggregate of 28,000 shares were exercised through December 31, 2002 (all during 2002). At December 31, 2002, an aggregate of 399,312 options were outstanding for 19 individuals under the Management Incentive Plans. In addition to options, 382,167 restricted Common Shares have been granted under the Management Incentive Plans to 12 individuals, including Executive Officers and employees of the Company, of which 311,624 of such restricted Common Shares are reported as treasury stock at December 31, 2002 in the Company's consolidated balance sheet as 31,025 shares have been released to Executive Officers and employees and 39,518 have been forfeited and are available for future grant.

     Options to purchase 663,113 Common Shares were granted to eight individuals under the Rollover Plan at the closing of the Merger, principally to certain Executive Officers and directors of the Company at that time. Messrs. Lynford, Lowenthal, Germain and Strong each received options under the Rollover Plan to purchase 226,352, 226,352, 19,257 and 20,312 Common Shares, respectively, which options represent replacement options for Trust share options. Options to purchase 113,176 Common Shares issued pursuant to the Rollover Plan held by Mr. Lowenthal were cancelled in connection with the Separation Agreement, at December 31, 2002 and 2001, respectively, resulting in the cancellation of all of Mr. Lowenthal's Rollover Plan options. At December 31, 2002, an aggregate 372,874 options were outstanding under the Rollover Plan as 12,585 were exercised during 2002 and the remaining 277,654 were forfeited and/or cancelled and are available for future grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Bernstein, Crocker, Frary, Frucher and Germain, none of whom is, or has been, an officer or employee of the Company. Mr. Lynford, the Company's Chairman of the Board, and Mr. Lowenthal, the Company's former President and Chief Executive Officer, each serve on the board of trustees of EQR. Messrs. Lowenthal and Lynford will not stand for re-election as trustees of EQR when their terms expire in May 2003. Mr. Crocker is the vice chairman and a trustee of EQR.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee reviews and adopts compensation plans, programs and policies and monitors the performance and compensation of Executive Officers.

     The key elements of the Company's executive compensation package are base salary, minimum bonus, incentive bonus and long-term incentives. The policies with respect to each of these elements are discussed below.

Compensation Philosophy

     The Compensation Committee seeks to enhance the profitability of the Company, and thus Stockholder value, by aligning closely the financial interests of the Company's Executive Officers with those of its Stockholders. The Compensation Committee believes that the Company's compensation program should:

     o Emphasize stock ownership and, thereby, tie long-term compensation to increases in Stockholder value.

     o Enhance the Company's ability to attract and retain qualified Executive Officers.

     o Stress teamwork and overall Company results.

Base Salary and Minimum Bonuses

     Base salaries and minimum bonuses for Executive Officers are subject to employment contracts and have been determined by evaluating the responsibilities of the position held and the experience and qualifications of the individual, with reference to the competitive marketplace for Executive Officers at certain other similarly situated companies. The Company believes that the base salaries and minimum bonuses for its Executive Officers are equal to or less than the average minimum compensation for Executive Officers at such other similar companies.

Annual Incentive Bonus

     Pursuant to their employment agreements, in addition to base salaries and minimum bonuses, each of the Executive Officers is entitled to be considered for incentive compensation amounts to be determined by the Compensation Committee.

     The incentive bonuses awarded reflect the financial and strategic successes which the Company achieved in 2002, including leasing up the fourth phase ("Green River") and maintaining occupancy at the two other rental phases at the Palomino Park project, obtaining permanent financing on the Green River phase, maintaining a reasonable level of condominium sales activity at the Silver Mesa phase, actively monitoring our investments in Wellsford/Whitehall and Second Holding, implementing the requirements of the Sarbanes-Oxley Act which was effective July 30, 2002 and related regulations issued since that date, maximizing the tax benefits available to the Company, improving the overall liquidity of the Company, as well as each respective Executive Officer's time and efforts during the year.

Long-Term Incentive

     Long-term incentives are designed to align the interests of the Executive Officers with those of the Stockholders. In awarding grants of restricted Common Shares to Executive Officers and granting them options to purchase Common Shares, consideration is given to the long-term incentives previously granted to them.

     Share options will generally be granted with an exercise price equal to the fair market value of the Common Shares and vest and become exercisable over a period of years based upon continued employment. This is intended to create Stockholder value over the long term since the full benefit of the compensation package cannot be realized unless share price appreciation occurs over a number of years.

     Grants of restricted Common Shares also form a part of the Company's long-term incentive package. Typically, some portion of such grants will vest annually over a period of several years if the Executive Officer remains employed by the Company. In making grants of restricted Common Shares, the Compensation Committee will consider and give approximately equal weight to an individual's scope of responsibilities, experience, past contributions to the Company and anticipated contributions to the Company's long-term success.

     The Compensation Committee believes that stock options, grants of restricted stock, allocations of or portions of incentive-based compensation from joint venture investments promotes loyalty to the Company and encourages the recipients to coordinate their interests with those of the Stockholders. The Compensation Committee may consider additional types of long-term incentives in the future.

COMPENSATION OF CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD

     Mr. Lynford's compensation as set forth in his 2001 Amended and Restated Employment Agreement was fixed for three years. Specific consideration has been given to his qualifications, responsibilities and experience in the real estate industry, and the compensation package awarded to the most senior executive officers of other comparable companies with similar market capitalization. At that time, the Company believed that Mr. Lynford's compensation was equal to or less than the average base salary for a comparable senior officer of such other similar companies.

     It is the responsibility of the Compensation Committee to address the issues raised by the tax laws which make certain non-performance-based compensation to executives of public companies in excess of $1,000,000 non-deductible to the Company. In this regard, the Committee must determine whether any actions with respect to this limit should be taken by the Company. At this time, it is not generally anticipated that any Executive Officer will receive any such compensation in excess of this limit. Therefore, the Compensation Committee has not taken any action to comply with the limit.

Conclusion

     Through the programs described above, a very significant portion of the Company's executive compensation is linked to individual and Company performance and the creation of Stockholder value. However, periodic business cycle fluctuations may result in an imbalance for a particular period.

     The foregoing report has been furnished by the Compensation Committee.

December 16, 2002

            Martin Bernstein                            Meyer S. Frucher
            Douglas Crocker II                          Mark S. Germain
            Richard S. Frary

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of Common Shares and Class A-1 Common Shares (collectively, the "Shares") by each person known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Shares, by each director of the Company, by each Executive Officer of the Company and by all directors and Executive Officers of the Company as a group as of December 31, 2002. Each person named in the table has sole voting and investment power with respect to all Shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.


                                                                  Amount and Nature of
            Name and Address of Beneficial Owner(1)               Beneficial Ownership    Percentage of Class(2)
-------------------------------------------------------------     ----------------------  ----------------------

Jeffrey H. Lynford (3)........................................             458,898                6.35%
Edward Lowenthal (4)..........................................             136,147                1.88%
Rodney F. Du Bois (5).........................................             105,382                1.46%
   32 Rip Road
   Hanover, New Hampshire 03755
David M. Strong (6)...........................................              93,005                1.29%
Mark S. Germain (7)...........................................              75,164                1.04%
   6 Olmsted Road
   Scarsdale, New York 10583
James J. Burns (8)............................................              40,936                    *
Douglas Crocker II (9)........................................              30,169                    *
   c/o Equity Residential Properties Trust
   Two North Riverside Plaza
   Chicago, Illinois 60606
Richard S. Frary (10).........................................              26,759                    *
   c/o Tallwood Associates, Inc.
   1350 Avenue of the Americas, Suite 1910
   New York, New York 10019
William H. Darrow II (11).....................................              15,812                    *
Mark P. Cantaluppi (12).......................................              13,478                    *
Martin Bernstein (13).........................................              13,129                    *
   c/o MFP Investors, LLC
   51 John F. Kennedy Parkway
   Short Hills, New Jersey 07078
Meyer S. Frucher (14).........................................               8,702                    *
   324 West 101 Street, #2
   New York, New York 10025
All directors and Executive Officers as a group (12 persons)
   (15).......................................................           1,017,581               14.09%
Third Avenue Management LLC...................................           1,561,100               21.61%
   622 Third Avenue
   New York, New York  10017
Morgan Stanley Investment Management Inc......................             996,658               13.80%
   1221 Avenue of the Americas
   New York, New York 10036
Kensington Investment Group, Inc..............................             534,192                7.40%
   4 Orinda Way, Suite 220D
   Orinda, California  94563
Caroline Hunt Trust Estate....................................             405,500                5.61%
   500 Crescent Court, Suite 300
   Dallas, Texas  75201

-----------------------------------------------------------------

      *  Less than 1.0%

(1) Unless otherwise indicated, the address of each person is c/o Wellsford Real Properties, Inc., 535 Madison Avenue, 26th Floor, New York, New York 10022.

(Footnotes continued from previous page)

(2) Assumes the conversion or exercise of the following items at December 31, 2003: (i) 169,903 Class A-1 Common Shares issued to ERP Operating Limited Partnership, an Illinois limited partnership, into 169,903 Common Shares and
    (ii) options to acquire 772,186 Common Shares (739,336 of which are exercisable on or before March 1, 2003).
(3) Includes 256,517 Common Shares issuable upon the exercise of options, all of which are exercisable on or before March 1, 2003. Options to purchase 213,767 of these shares represent replacement options for Trust share options. Also includes 162,787 Common Shares contributed to the Company's deferred compensation plan with respect to which Mr. Lynford will not have voting power until the Common Shares vest and are distributed from the deferred compensation account. Also includes 17,956 Common Shares held by the Lynford Family Charitable Trust; Mr. Lynford disclaims beneficial ownership of such shares. Also includes 3,554 Common Shares held by Mr. Lynford's Keogh account and 310 Common Shares held in his 401(K) account.
(4) Includes 92,700 Common Shares contributed to the Company's deferred compensation plan with respect to which Mr. Lowenthal will not have voting power until the Common Shares vest and are distributed from the deferred compensation account. Also includes 145 Common Shares held by Mr. Lowenthal's wife; Mr. Lowenthal disclaims beneficial ownership of such shares. Also includes 1,000 Common Shares held by Mr. Lowenthal's Keogh account and 3,302 Common Shares held in his 401(K) account.
(5) Includes 92,625 Common Shares issuable upon the exercise of options (87,625 of which are exercisable on or before March 1, 2003). Also includes 750 Common Shares held by Goshawk Capital Partners LLC, over which Mr. Du Bois exercises voting and investment power.
(6) Includes 75,562 Common Shares issuable upon the exercise of options,(71,562 of which are exercisable on or before March 1, 2003). Options to purchase 20,312 of these shares represent replacement options for Trust share options. Also includes 14,786 Common Shares contributed to the Company's deferred compensation plan with respect to which Mr. Strong will not have voting power until the Common Shares vest and are distributed from the deferred compensation account.
(7) Includes 55,632 Common Shares issuable upon the exercise of options, all of which are exercisable on or before March 1, 2003. Options to purchase 19,257 of these shares represent replacement options for Trust share options.
(8) Includes 25,000 Common Shares issuable upon the exercise of options (15,000 of which are exercisable on or before March 1, 2003). Also includes 15,936 Common Shares contributed to the Company's deferred compensation plan with respect to which Mr. Burns will not have voting power until the Common Shares vest and are distributed from the deferred compensation account.
(9) Includes 25,687 Common Shares issuable upon the exercise of options, all of which are exercisable on or before March 1, 2003. Mr. Crocker is the Vice Chairman and a trustee of EQR, the general partner of ERP Operating Limited Partnership, which owns 169,903 Class A-1 Common Shares. Mr. Crocker disclaims beneficial ownership of such shares. Additionally, the Company placed 1,000,000 8.25% Convertible Trust Preferred Securities with an EQR subsidiary in May 2000, which are convertible into 1,123,696 Common Shares (see Certain Transactions). Mr. Crocker disclaims beneficial ownership of such securities.
(10) Includes 12,500 Common Shares issuable upon the exercise of options, all of which are exercisable on or before March 1, 2003. Also includes 2,500 Common Shares held by Mr. Frary's wife; Mr. Frary disclaims beneficial ownership of such shares.
(11) Includes 5,000 Common Shares issuable upon the exercise of options, all of which are exercisable on or before March 1, 2003. Also includes 9,562 Common Shares contributed to the Company's deferred compensation plan with respect to which Mr. Darrow will not have any voting power until the Common Shares vest and are distributed from the deferred compensation account. Also includes 1,250 Common Shares held in Mr. Darrow's IRA account.
(12) Includes 5,000 Common Shares issuable upon the exercise of options (3,000 of which are exercisable on or before March 1, 2003). Also includes 8,478 Common Shares contributed to the Company's deferred compensation plan with respect to which Mr. Cantaluppi will not have voting power until the Common Shares vest and are distributed from the deferred compensation account.
(13) Includes 7,500 Common Shares issuable upon the exercise of options, all of which are exercisable on or before March 1, 2003. Also includes 2,400 Common Shares held by Mr. Bernstein's wife; Mr. Bernstein disclaims beneficial ownership of such shares.
(14) Includes 7,500 Common Shares issuable upon the exercise of options, all of which are exercisable on or before March 1, 2003. Also includes 1,202 Common Shares held by a trust; Mr. Frucher disclaims beneficial ownership of such shares.
(15) Includes the Common Shares referred to in footnotes (3) through (14) above.

CERTAIN TRANSACTIONS

     In May 2000, the Company privately placed with a subsidiary of EQR 1,000,000 8.25% Convertible Trust Preferred Securities, representing beneficial interests in the assets of WRP Convertible Trust I, a Delaware statutory business trust which is a consolidated subsidiary of the Company, with an aggregate liquidation amount of $25,000,000 (the "Convertible Trust Preferred Securities"). The Convertible Trust Preferred Securities are convertible into 1,123,696 Common Shares at $22.248 per share and are redeemable in whole or in part by the Company on or after May 30, 2002. EQR can require redemption on or after May 30, 2012 unless the Company exercises one of its two five-year extensions (subject to an interest adjustment to the then prevailing market rates if higher than 8.25% per annum). The redemption rights are subject to certain other terms and conditions contained in the related agreements.

     Additionally, EQR owns 169,903 Class A-1 Common Shares which are convertible into 169,903 Common Shares. EQR also had a 14.15% interest in the Company's residential project in Denver, Colorado at December 31, 2002, 2001 and 2000. Furthermore, EQR provides credit enhancement related to certain tax-exempt bonds issued by the project in Denver, for which the Company paid fees of approximately $81,000, $81,000 and $92,000 during the years ended December 31, 2002, 2001 and 2000, respectively. Such credit enhancement had previously been provided by the Trust prior to the Merger with EQR in May 1997 and is a contractual requirement until May 2005. Messrs. Lynford and Lowenthal will continue to be trustees of EQR until May 2003 and Mr. Crocker is the Vice Chairman and a trustee of EQR; he was Chief Executive Officer of EQR from March 1993 to December 31, 2002.

     The Company has an approximate 51.1% non-controlling interest in a joint venture special purpose finance company, Second Holding Company, LLC, which was organized to purchase investment and non-investment grade rated real estate debt instruments and investment grade rated other asset-backed securities ("Second Holding"). An affiliate of a significant Stockholder of the Company (the Caroline Hunt Trust Estate ("Hunt Trust"), which owns 405,500 shares of common stock of the Company) who, together with other entities, own an approximate 39% interest in Second Holding.

     The Company has direct and indirect investments in a real estate information and database company, Reis, a leading provider of real estate market information to institutional investors. At December 31, 2002 and 2001 the Company's aggregate investment in Reis, which is accounted for under the cost method, was approximately $6,792,000 and $6,583,000, respectively.

     A portion of the Reis investment is held directly by the Company and the remainder is held by Reis Capital Holdings, LLC ("Reis Capital"), a company which was organized to hold this investment and in which the Company has an approximate 51.1% non-controlling interest at December 31, 2002. The Hunt Trust, who together with other entities, owns an approximate 39% interest in Reis Capital.

     A summary of the Company's direct and indirect investments in Reis follows:


                                                                                Amounts
                                                                Company       Invested by        Total
                                                               Ownership    Other Partners    Investment
                                                              -----------   --------------    ----------

INDIRECT OWNERSHIP BY THE COMPANY
Notes purchased through Reis Capital during 1999
 converted to Series A Preferred shares in April 2000(A)...    $ 2,555,000    $2,445,000      $5,000,000
Notes purchased through Reis Capital during 1999
 converted to Series B Preferred shares in April 2000(B)...        766,000       734,000       1,500,000
Accrued interest on above notes converted to Series C
 Preferred shares in April 2000(C).........................        466,000       447,000         913,000
Series C Preferred shares purchased through Reis Capital
 in April 2000(D)..........................................        766,000       734,000       1,500,000
                                                                ----------    ----------      ----------
Total indirect ownership...................................      4,553,000    $4,360,000      $8,913,000
                                                                ----------    ==========      ==========
DIRECT OWNERSHIP BY THE COMPANY
Series C Preferred shares purchased directly in April 2000
 (E).....................................................        2,022,000
Series D Preferred shares purchased directly in June 2002(F)       210,000
Other....................................................            7,000
                                                                ----------
Total direct ownership...................................        2,239,000
                                                                ----------
Total investment.........................................      $ 6,792,000
                                                               ===========

---------------------------------------------------------

Note: All preferred series have an 8% cumulative dividend; no dividends have been declared or paid since issuance.

     (A) Issued 50,000 shares at $100 per share; convertible into common shares at $1.76 per share.

     (B) Issued 15,000 shares at $100 per share; convertible into common shares at $3.00 per share.

     (C) Issued 9,120 shares at $100 per share; convertible into common shares at $3.968 per share.

     (D) Issued 15,000 shares at $100 per share; convertible into common shares at $3.968 per share.

     (E) Issued 20,220 shares at $100 per share; convertible into common shares at $3.968 per share.

     (F) Issued 2,098 shares at $100 per share; convertible into common shares at $3.22 per share, liquidation preference at $200 per share.

     Mr. Lynford is the brother of the president of Reis. Mr. Lowenthal has served on the board of directors of Reis since the third quarter of 2000. At the time of the April 2000 investments noted above, the management of Reis offered certain persons the opportunity to make an individual investment in Reis, including, but not limited to, certain directors and officers of the Company who purchased an aggregate of $410,000 of Series C Preferred shares. During the year ending December 31, 2002, the Company committed to invest an aggregate of $629,000 in Reis Series D Preferred shares of which $209,800 was invested in June 2002, and the balance of $419,000 is subject to call by Reis in two separate but equal tranches through December 31, 2003. These tranches have a liquidation preference of 250% and 300%, respectively. Other Preferred shareholders invested $456,800 directly at the time of the Company's fiscal 2002 investment and committed to invest an additional $913,600. Two of these Preferred shareholders, including the Hunt Trust, own interests in Reis Capital and certain other Series D Preferred share investors are Company officers and directors. The aggregate committed capital is $2,000,000, including amounts already funded.

     At December 31, 2002, the Company's investment in Reis, through direct ownership and its pro rata share of investment in Reis Capital, amounted to approximately 21.4% of Reis' equity on an as converted basis. The pro rata converted interest in Reis owned by the other partners of Reis Capital, either directly or indirectly through Reis Capital aggregate 18.36%. The investments of the Company's officers and directors together with shares of common stock previously held by Mr. Lynford represent approximately 3.2% of Reis equity, on an as converted basis. Additionally, a company controlled by the Chairman of EQR owns Series C and Series D Preferred shares with an aggregate 4.5% converted interest. Messrs. Lynford, Lowenthal and certain directors of the Company who have invested directly in Reis, have and will continue to recuse themselves from any investment decisions made by the Company pertaining to Reis.

     The aggregate amounts raised have been utilized by Reis to carry out its business plan to expand the number of real estate markets covered by its services, move to an internet-based delivery system to its customers, to increase marketing of its products to expand its customer base, to accelerate the introduction of its new product line, develop a new product related to its existing business and for general corporate purposes as well as future working capital.

     Information provided by Reis is used by Second Holding for due diligence procedures on certain real estate-related investment opportunities. Second Holding incurred fees of $240,000, $360,000 and $360,000 in connection with such services for each of the years ended December 31, 2002, 2001 and 2000, respectively. The Company's share of such fees was $120,000, $180,000 and $180,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

                             AUDIT COMMITTEE REPORT

     The Audit Committee operates under a written charter adopted by the Board of Directors as amended on March 10, 2003, a copy of which is attached hereto as Appendix A. The Audit Committee is composed of four independent directors as defined by the American Stock Exchanges' listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934. Each member of the Audit Committee is able to understand fundamental financial statements. The members of the Audit Committee during the year ended December 31, 2002 and as of the date of this report are Mr. Bernstein, Mr. Frary, Mr. Frucher and Mr. Germain (Chairman). The Audit Committee held five meetings during fiscal 2002.

     The function of the Audit Committee is to report to the Board various auditing and accounting matters, review the Company's accounting practices and policies, select and engage the independent auditors, and review the scope of the audit procedures, the nature of all audit and nonaudit services to be performed, the fees to be paid to the independent auditors and the performance of the independent auditors.

     The Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability of the Company's accounting principles and also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent auditors provided to the Audit Committee the written disclosures required by the Independence Standards Board's Standard No. 1, and the Audit Committee discussed with the independent auditors that firm's independence.

     Based on the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on From 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

     March 17, 2003

     Mark S. Germain, Chairman         Richard S. Frary

     Martin Bernstein                  Meyer S. Frucher

                      COMMON SHARE PRICE PERFORMANCE GRAPH

     The following graph compares the cumulative total Stockholder return on the Common Shares for the period commencing January 1, 1998 through December 31, 2002 with the cumulative return total on the Russell 2000 Index ("Russell 2000") and the Company's peer group for the same period. Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the Russell 2000, in the Company's peer group and in the Common Shares on January 1, 1998, and (ii) reinvestment of dividends, which in the case of the Company have not been paid. The total return for the Common Shares since January 1, 1998 is approximately -48.5% versus approximately -36.9% for the Company's peer group and approximately -5.6% for the Russell 2000. The Company's peer group consists of LNR Property Group, Inc., Capital Trust, Inc., Crescent Operating, Inc., Prime Legacy Corporation and Stratus Properties, Inc.

              EDGAR Representation of Data Points Used in Printed

                                      WRP          Peer Group      Russell 2000
                                      ---          ----------      ------------

January 1, 1998..........         $   100.00       $   100.00      $   100.00
December 31, 1998........         $    67.07       $    70.89      $    94.00
December 31, 1999........         $    55.28       $    78.01      $   118.78
December 31, 2000........         $    51.22       $    71.10      $   110.35
December 31, 2001........         $    62.11       $    64.07      $   119.60
December 31, 2002........         $    51.54       $    63.13      $    94.38


                  SECTION 16(a) BENEFICIAL REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-ten-percent Stockholders are required by regulation of the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were in compliance with the filing requirements with respect to transactions during 2002.

                             STOCKHOLDERS PROPOSALS

     Proposals of Stockholders intended to be presented at the annual meeting of Stockholders to be held in 2004 must be received by the Company at its principal executive offices no later than December 28, 2003 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Accordingly, under the current By-laws, for a Stockholder nomination or business proposal to be considered at the 2004 Annual Meeting of Stockholders, a notice of such nominee or proposal must be received not earlier than March 12, 2004 and not later than April 11, 2004. For additoinal requirements, a Stockholder may refer to the Company's By-laws, a current copy of which may be obtained without charge upon request from the Company's Secretary.

     In addition, the Bylaws of the Company provide that in order for a Stockholder to nominate a candidate for election as a director at an annual meeting of Stockholders or propose business for consideration at such a meeting, notice must be given to the Secretary of the Company no more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's annual meeting. Accordingly, under the current By-laws, for a Stockholder nomination or business proposal to be considered at the 2004 Annual Meeting of Stockholders, a notice of such nominee or proposal must be received not earlier than March 12, 2004 and not later than April 11, 2004. For additional requirements, a Stockholder may refer to the Company's By-laws, a current copy of which may be obtained without charge upon request from the Company's Secretary.


                         FINANCIAL AND OTHER INFORMATION

     The Company's Annual Report for the fiscal year ended December 31, 2002, including financial statements, has been concurrently sent to the Stockholders. The Annual Report is not a part of the proxy solicitation materials. Additional copies of the Company's Annual Report and Form 10-K for the year ended December 31, 2002, as filed with the SEC, may be obtained without charge by contacting Investor Relations at the Company's principal executive offices at 535 Madison Avenue, 26th Floor, New York, NY 10022 or by accessing the Company's website at www.wellsford.com.

                            EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons, and the Company will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with Stockholders or their personal representatives. MacKenzie Partners, Inc. has been retained to assist in the solicitation of proxies for a fee not to exceed $3,000 plus reimbursement of out-of-pocket expenses. No officer or director of the Company has an interest in, or is related to any principal of, MacKenzie Partners, Inc.

                                  OTHER MATTERS

     The Board knows of no matters other than those described in this Proxy Statement which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their best judgment.

                               -------------------

APPENDIX A

                                          As adopted by the Board of Directors
                                                                April 20, 2000
                                          As amended by the Board of Directors
                                                                March 10, 2003

                         WELLSFORD REAL PROPERTIES, INC.

                             AUDIT COMMITTEE CHARTER


1 ORGANIZATION

     There shall be an Audit Committee of the Board of Directors (the "Board") of Wellsford Real Properties, Inc. (the "Company") composed of at least three directors, each of whom directly or indirectly is independent of the management of the Company and free of any relationship, that in the opinion of the Board, would interfere with their exercise of independent judgment as a member of the Audit Committee. The members of the Audit Committee shall be elected by the Board. Each member of the Audit Committee shall satisfy the independence requirements of the American Stock Exchange ("AMEX") and applicable law, including the Sarbanes-Oxley Act of 2002 ("SOA") and the regulations there under.

     All members of the Audit Committee shall understand financial statements and be financially literate, and at least one member of the Audit Committee shall have accounting or related financial management expertise as required by the applicable law including the SOA and the rules there under, and the rules of the AMEX. The Board shall appoint the chairperson of the Audit Committee, and if the Board does not designate a chairperson the Audit Committee shall elect a chairperson, from its own membership.

2 STATEMENT OF POLICY

     The Audit Committee shall assist the Board in fulfilling its responsibility relating to the Company's accounting, reporting practices, and the quality and integrity of its financial reports and other financial information provided by the Company to any non-tax governmental body or the public. The Audit Committee, rather than management of the Company, shall be solely responsible for the appointment, compensation and oversight of the Company's independent auditors, and the independent auditor shall report directly to the Audit Committee. The Audit Committee shall serve as an independent and objective party to monitor the Company's financial reporting process and internal control system. The Audit Committee shall endeavor to maintain free and open communication between the Board, the independent auditors, and financial personnel and senior management of the Company. Consistent with these functions, the Audit Committee shall encourage continuous improvement of, and should foster adherence to, the Company's accounting and financial policies, procedures and practices at all levels.

     Members of the Audit Committee should enhance their familiarity with finance and accounting by participating in educational programs which cost the Company shall reimburse the director.

     The Audit Committee shall also be responsible for reviewing and approving all related party transactions involving the Company and any director, executive officer, other employee, or family member.

     The Audit Committee shall have the authority and will have appropriate funding from the Company to engage any independent advisors and consultants, including legal counsel, that it determines are necessary to carry out its duties.

3 MEETINGS

     The Audit Committee shall meet five times per year or more frequently as the circumstances require. As part of its job to foster open communication, the Audit Committee may ask members of management or others to attend meetings and provide pertinent information. The Audit Committee may also meet with the chief financial officer and the independent auditor in separate executive sessions. The Audit Committee may appoint subcommittees which will report to the Audit Committee.

     o Meetings may be in person or by telephone conference call and should allow for timely preparation and filing of the Company's interim and year-end financial statements.

     o Minutes of each meeting of the Audit Committee will be prepared.

4 RESPONSIBILITIES

     The primary responsibility of the Audit Committee is to assist the Board in fulfilling the Board's oversight responsibilities with respect to financial reporting to shareholders and the Securities and Exchange Commission ("SEC"), the system of internal controls that management has established and the external audit process, and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The independent auditors' accountability is to the Audit Committee. The Audit Committee's policies and procedures should remain flexible, in order to best react to changing conditions and to help ensure that the Company's accounting and reporting practices are in accordance with all requirements and are of the highest quality. In carrying out its responsibilities, the Audit Committee shall:

     Document/Report Review

      o Review this Charter at least annually and propose changes to the Board for its approval as conditions dictate.

      o Include a copy of the Charter as an appendix to the Company's proxy statement at least once every three years.

      o Review the financial statements and reports contained in the Company's Form 10-K or the annual report to Shareholders or other financial information submitted to any non-tax governmental body, or the public, including reports filed by the Company on Form 10-Q, with management, key financial personnel, and the independent auditors to determine whether the independent auditors, as well as Company personnel, are satisfied with the disclosure and content of such documents.

     Independent Auditors

      o Have sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholder ratification) and be directly responsible for approval of fees and other compensation to be paid to the independent auditors.

      o Pre-approve audit and non-audit services provided by the independent auditor consistent with applicable law and exchange requirements.

      o Review and discuss with the Board any relationship between the independent auditors and the Company or any other relationships that may adversely affect the independence of the independent auditors, including in connection therewith, the nature of all services provided by the auditors. Discuss such relationships with the auditors and evaluate the impact of such relationships on the objectivity of the independent auditors.

      o Ensure that the independent auditor submits, on a periodic basis, a formal written statement to the Audit Committee delineating all relationships between the independent auditor and the Company.

      o Determine that procedures have been established to ascertain whether the independent auditors of joint ventures, in which the Company has a significant investment, are independent with respect to the Company.

      o Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

      o Review the performance of the independent auditors; determine whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis; approve any proposed discharge of the independent accountants when circumstances warrant and conduct a formal review of the selection of independent auditors not less frequently than every five years.

      o Determine that there is appropriate rotations of partner level personnel assigned to the Company's audit engagement as required by the rules and regulations.

      o Consider whether the independent auditor's provision and implementation of non-audit services to the Company is compatible with maintaining the independent auditor's independence and is consistent with applicable law and stock exchange requirements.

     Process

      o Meet with the independent auditors and the financial management of the Company to review the scope of the audit proposed for the current year, the audit procedures to be utilized and at its conclusion, review the audit, including the comments or recommendations of the independent auditors.

      o Review with the independent auditors and the financial and accounting personnel of the Company out of the presence of management, the adequacy of the accounting and financial controls, computerized information system controls and security and matters that the Audit Committee or the foregoing parties believe should be discussed privately with the Audit Committee. Review with the independent auditors the adequacy of financial and accounting personnel and cooperation received during the course of the audit or quarterly reviews.

     o Elicit any recommendations for improvement of particular areas where augmented controls are desirable. Emphasis should be given to the adequacy of the internal controls designed to expose any activity that might be unethical or otherwise improper.

     o Advise financial management and the independent auditors that they are expected to provide a timely analysis of significant current financial reporting issues, best reporting practices and quality of accounting principles followed by the Company in preparing its financial statements.

     o Determine, with regard to new or unusual transactions or events, including related party transactions, the independent auditors' reasoning for the appropriateness of the accounting principles, estimates, judgments and disclosure practices adopted by management.

     o Consider and recommend to the Board, if appropriate, major changes to the Company's accounting principles and practices as suggested by the independent auditors or management.

     o   Review any year-to-year changes in accounting principles or practices.

     o Review any significant disagreement or changes required in the independent auditors' audit plans among management and the independent auditors in connection with the preparation of the financial statements.

     o Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

     o Review with management and the independent auditor and approve all transactions or courses of dealing with parties related to the Company.

     o Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements, auditing or accounting policies.

     o Inquire of management and the independent auditors about any potential financial or reporting risks or exposures to the Company and review with management the steps management has taken to minimize such risk.

     o The Audit Committee shall make itself available to meet with management of the Company to discuss any matters which it or management deem appropriate.

     Ethical and Legal Compliance

     o Ascertain that the Company has procedures in place to identify and resolve conflicts of interest with respect to employees, directors and joint venture partners. Such procedures should include retention of documentation with respect to such matters and discussions with the Board, if appropriate.

     o Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

     o Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting, internal accounting controls or auditing matters.

     o Submit the minutes of its meetings to, and discuss the matters discussed at each committee meeting with, the Board.

     o Investigate any matter brought to its attention within the scope of its duties, with the power to retain professional advice for this purpose if, in its judgment, that is appropriate.

     o Review, with the Company's counsel, legal and regulatory matters that may have a material impact on the Company's financial statements, compliance policies and programs, including corporate securities trading policies.

     o Perform any other activities consistent with this Charter, the organizational documents and governing law, as the Board or the Audit Committee deems necessary or appropriate.

     Report

     o Comply with all reporting requirements of the SOA, the SEC and any exchange on which the Company's securities are listed.

                                      PROXY

                         WELLSFORD REAL PROPERTIES, INC.
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                      THIS PROXY IS SOLICITED BY MANAGEMENT

     The undersigned stockholder of Wellsford Real Properties, Inc., a Maryland corporation (the "Company"), hereby appoints Jeffrey H. Lynford as proxy for the undersigned, with full power of substitution, to vote and otherwise represent all the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 9, 2003 at 9:30 a.m. at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, 31st floor, New York, NY 10104, and at any adjournment(s) or postponement(s) thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner as further described in the accompanying Proxy Statement. The undersigned hereby revokes any proxy previously given with respect to such shares.

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND THE PROPOSALS AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                       1

     1. The election of the following persons as Directors of the Company to serve for the term set forth in the accompanying Proxy Statement.

       /X/  PLEASE MARK VOTES AS IN THIS EXAMPLE

     Nominees:

     Bonnie R. Cohen          Meyer "Sandy" Frucher

       / /  FOR all nominees
       / /  WITHHELD as to all nominees

   ---------------------------------------------

      / /   FOR all nominees except as noted above

     2. The ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2003.

     / /  FOR            / /  AGAINST              / /  ABSTAIN



     3. To vote and otherwise represent the shares on any other matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof, in their discretion.

                                              / /   MARK HERE FOR ADDRESS CHANGE
                                                    AND NOTE AT LEFT

                                              / /   MARK HERE IF YOU PLAN TO
                                                    ATTEND THE MEETING

                                      Please sign exactly as name appears hereof and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

                                      Dated: ----------------, 2003

                                      ------------------------------
                                      Signature

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                                      Signature



Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

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